Exhibit 99.1

Zynga Announces Preliminary Financial Results for the Third Quarter

and Lowers Outlook for Full Year 2012

SAN FRANCISCO, Calif. – October 4, 2012 – Zynga Inc. (NASDAQ: ZNGA), the world’s leading provider of social game services, today announced certain preliminary financial results for its third quarter ended September 30, 2012.

Zynga expects to report revenue in the range of $300 million to $305 million and bookings in the range of $250 million to $255 million for the third quarter ended September 30, 2012. Zynga expects to report a net loss of between $90 million and $105 million, non-GAAP net loss between $2 million and $5 million and adjusted EBITDA between $10 million and $15 million for the third quarter. In addition, Zynga expects to report diluted EPS between ($0.12) and ($0.14) and non-GAAP EPS between $0.00 and ($0.01) for the third quarter. Preliminary third quarter results primarily reflect weakness of certain games in our web “invest and express” category, and include an estimated impairment charge between $85 million and $95 million (excluding any income tax impact) related to the intangible assets previously acquired in connection with the company’s purchase of OMGPOP.

Zynga is also lowering its outlook for full year 2012 to reflect preliminary third quarter results and revised expectations for the remainder of 2012. The change in outlook is primarily due to reduced expectations for certain web games including The Ville, and delays in launching several new games.

The company’s updated outlook for full year 2012 includes:

•	Bookings projected to be in the range of $1.085 billion to $1.100 billion (compared to previous expectations of between $1.150 billion to $1.225 billion).

•	Adjusted EBITDA projected to be in the range of $147 million to $162 million (compared to previous expectations of between $180 million to $250 million).

“The third quarter of 2012 continued to be challenging and, while many of our games performed to plan, as a whole we did not execute to our satisfaction,” said Mark Pincus, CEO and Founder, Zynga. “We’re addressing these near-term challenges by implementing targeted cost reductions in the fourth quarter and rationalizing our product R&D pipeline to reflect our strategic priorities. At the same time, we are continuing to invest in our mobile business where we have one of the strongest positions in the industry. These actions support our strategy to transition from being a first party web game developer to a multiplatform game network. We remain optimistic about the opportunity for social gaming and the power of our player network of 311 million monthly active users. When we offer our players highly engaging content, they respond. FarmVille2 has been our most successful launch since CastleVille in terms of daily bookings, and we now offer 3 of the top 5 most popular mobile games in the U.S. in terms of time spent according to Nielsen.”

Additional details regarding expense reductions and expectations for certain other 2012 financial outlook results, including stock-based expense and non-GAAP EPS, will be updated when the company reports full third quarter financial results on October 24, 2012.

Zynga will issue a press release with full financial results for the third quarter and additional details regarding its updated 2012 outlook on Wednesday, October 24, 2012. The company will also host a conference call at 2:00 pm Pacific Time (5:00 pm Eastern Time) on October 24, 2012 to discuss third quarter financial results and the company’s strategy for the remainder of the year. A live webcast of the conference call and supplemental slides will be accessible from the Investor Relations page of our website at http://investor.zynga.com and a replay will be archived and accessible at the same website after the call.

A discussion of non-GAAP financial measures and reconciliations of third quarter non-GAAP financial measures to the most directly comparable GAAP measures are provided below in this press release. Non-GAAP financial measures are not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with generally accepted accounting principles (“GAAP”).

About Zynga Inc.

Zynga Inc. is the world’s leading provider of social game services, which include Zynga Poker, Words With Friends, Scramble With Friends, Gems with Friends, Draw Something, FarmVille2, ChefVille, CityVille, Bubble Safari and Ruby Blast. For the quarter ended September, 30, 2012, Zynga had approximately 311 million monthly active users playing its games. Zynga’s games are available on a number of global platforms, including Facebook, Zynga.com, Google+, Tencent, Apple iOS and Google Android. Zynga is headquartered in San Francisco, Calif.

Forward-Looking Statements

This press release contains forward-looking statements relating to, among other things, our expectations for third quarter financial results, including revenue, bookings, net loss, non-GAAP net income and adjusted EBITDA, diluted EPS and non-GAAP EPS; our outlook for full year 2012 bookings and adjusted EBITDA; our actions to address near-term challenges, including potential expense reductions; our strategy to transition from being a first party web game developer to a multiplatform game network; and our future operational plans, prospects and opportunities to expand our business. Forward-looking statements often include words such as “outlook,” “projected,” “intends,” “will,” “anticipate,” “believe,” “expect,” and statements in the future tense are generally forward-looking statements. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. Our actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of our future performance. Factors that could cause or contribute to such differences include, but are not limited to, our relationship with Facebook or changes in the Facebook platform or our agreements with Facebook, our ability to launch new games in a timely manner and monetize these games effectively, our ability to anticipate and address technical challenges that may arise, our ability to control and reduce expenses, competition, the changing interests of players, intellectual property disputes or other litigation, asset impairment charges including any income tax impact resulting from our impairment charge related to OMGPOP, our ability to retain key employees, acquisitions by us and changes in corporate strategy or management.

More information about factors that could affect our operating results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the three months ended June 30, 2012, in our registration statement on Form S-1, as amended, filed with the Securities and Exchange Commission on March 23, 2012 and in our Annual Report on Form 10-K for the year ended December 31, 2011, copies of which may be obtained by visiting our Investor Relations web site at http://investor.zynga.com or the SEC’s web site at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to us on the date hereof. There is no guarantee that the circumstances described in our forward-looking statements will occur. We assume no obligation to update such statements. The financial information set forth in this press release reflects our current preliminary estimates, is subject to the completion of our third quarter review process, and is subject to change. Our full third quarter and full year 2012 results could differ materially from the preliminary estimates and outlook we have provided in this press release.

Non-GAAP Financial Measures:

We have provided in this release non-GAAP financial information, including bookings, adjusted EBITDA, non-GAAP net income and non-GAAP EPS. Management uses these non-GAAP financial measures internally in analyzing our financial results to assess operational performance and liquidity. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. We believe these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics we use in making operating decisions and because our investors and analysts use them to help assess the health of our business. We have provided reconciliations between our preliminary estimated Q3 2012 non-GAAP financial measures to the most directly comparable GAAP measures. However, we have not provided a reconciliation of our bookings outlook to revenue for the full year 2012 or adjusted EBITDA outlook to net income (loss) for the full year 2012 because certain reconciling items necessary to accurately project revenue and net income (loss) (including projected mix of virtual goods sold in our games, the projected estimated average lives of durable virtual goods for our games and the effective tax rate) cannot be reasonably projected due to a number of factors, including variability from in a given period caused by changes in player behavior and other factors. As revenue and/or net income (loss) for future periods is a necessary input to determine all of these comparable GAAP figures, we are not able to provide these reconciliations.

Some limitations of bookings and adjusted EBITDA are:

•	Adjusted EBITDA and non-GAAP net income do not include the impact of stock-based expense;

•	Bookings, adjusted EBITDA and non-GAAP net income do not reflect that we defer and recognize revenue over the estimated average life of virtual goods or as virtual goods are consumed;

•	Adjusted EBITDA does not reflect income tax expense;

•

Adjusted EBITDA does not include other income and expense, which includes foreign exchange gains and losses and interest income; and the gain from the termination of our lease and purchase of our corporate headquarters building;

•

Adjusted EBITDA excludes both depreciation and amortization of intangible assets. Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future;

•	Adjusted EBITDA does not include gains and losses associated with legal settlements; and

•	Other companies, including companies in our industry, may calculate bookings and adjusted EBITDA differently or not at all, which will reduce their usefulness as a comparative measure.

Because of these limitations, you should consider bookings and adjusted EBITDA along with other financial performance measures, including revenue and our financial results presented in accordance with GAAP. See the GAAP to non-GAAP reconciliation below for further details.

Contact:

Investors - Krista Bessinger

415-339-5266

investors@zynga.com

Press - Stephanie Hess

415-503-0303

press@zynga.com

ZYNGA INC.

RECONCILIATION OF GAAP TO NON-GAAP THIRD QUARTER ESTIMATES

(In thousands, except per share data, unaudited)

	Three months ended September 30, 2012
Reconciliation of Estimated Revenue to Estimated Bookings
Estimated revenue range	$	300,000 – 305,000
Estimated change in deferred revenue		(50,000)

Estimated Bookings Range	$	250,000 – 255,000

Reconciliation of Estimated Net Loss to Estimated Adjusted EBITDA
Estimated net loss range	$	(105,000) – (90,000)
Estimated impairment of intangible assets range		95,000 – 85,000
Estimated benefit from income taxes		(7,000)
Estimated other expense, net		1,000
Estimated interest income		(1,000)
Estimated legal settlements		1,000
Estimated depreciation and amortization		39,000
Estimated stock-based expense		37,000
Estimated change in deferred revenue		(50,000)

Estimated Adjusted EBITDA Range	$	10,000 – 15,000

Reconciliation of Estimated Net Loss to Estimated Non-GAAP Net Loss
Estimated net loss range	$	(105,000) – (90,000)
Estimated impairment of intangible assets range		95,000 – 85,000
Estimated stock-based expense		37,000
Estimated amortization of intangible assets from acquisitions		14,000
Estimated change in deferred revenue		(50,000)
Estimated legal settlements		1,000
Estimated tax effect of Non-GAAP adjustments to net loss range		3,000 – 1,000

Estimated Non-GAAP Net Loss Range	$	(5,000) – (2,000)

Estimated GAAP and Non-GAAP Diluted Shares		750,000 – 760,000
Estimated Net Loss Per Share Range	$	(0.14) – (0.12)
Estimated Non-GAAP Net Loss Per Share Range	$	(0.01) – 0.00

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